UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

American Rebel Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

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AMERICAN REBEL HOLDINGS, INC.

218 3rd Avenue North, #400

Nashville, Tennessee 37201

INFORMATION STATEMENT IN LIEU OF SPECIAL MEETING OF STOCKHOLDERS

Dear American Rebel Holdings, Inc. Stockholder:

The purpose of this letter and the enclosed Information Statement is to inform you that stockholders holding shares of Series A Convertible Preferred Stock (the “Series A Preferred”) and shares of Common Stock, representing in excess of a majority of the outstanding shares of Common Stock of American Rebel Holdings, Inc. (“American Rebel”) have executed a written consent dated February 13, 2026 (the “Written Consent”) in lieu of a special meeting to effectuate the following: to (i) authorize up to a 1-for-250 reverse stock split of American Rebel’s Common Stock (the “Reverse Stock Split”), (ii) in connection therewith, approve an amendment to American Rebel’s Second Amended and Restated Articles of Incorporation to effectuate the Reverse Stock Split, and (iii) authorize any other action deemed necessary to effectuate the Reverse Stock Split, without further approval or authorization of American Rebel stockholders, at any time within 12 months of the approval of this action (the “Action”).

The required consent of at least a majority of the votes allocated to our voting shares was given for the action listed above.

The Board believes it would not be in the best interests of our company and our stockholders to incur the costs of holding a special meeting or of soliciting proxies or consents from additional stockholders in connection with the action. Based on the foregoing, the Board has determined not to call a special meeting of stockholders to authorize the action.

A copy of the form of amendment to the Second Amended and Restated Articles of Incorporation to effectuate the Reverse Stock Split is attached hereto as Appendix A.

Pursuant to Rule 14c-2 of the Exchange Act, the Action will become effective on or after March 22, 2026, which is 20 calendar days following the date American Rebel first mailed the Information Statement to its stockholders.

The accompanying Information Statement is being furnished to American Rebel stockholders for informational purposes only, pursuant to Section 14(c) of the Exchange Act and the rules and regulations prescribed thereunder. As described in this Information Statement, the Action has been approved by stockholders representing more than a majority of the voting power of American Rebel outstanding Common Stock. American Rebel is not soliciting your proxy or consent in connection with the matters discussed above. You are urged to read the Information Statement in its entirety for a description of the Action approved by certain stockholders holding more than a majority of the voting power of American Rebel’s outstanding Common Stock.

The Information Statement is being mailed on or about March 2, 2026 to stockholders of record as of February 26, 2026.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Yours truly,

/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr.
Chairman
Nashville, Tennessee
March 2, 2026

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AMERICAN REBEL HOLDINGS, INC.

218 3rd Avenue North, #400

Nashville, Tennessee 37201

INFORMATION STATEMENT

(Dated March 2, 2026)

NO VOTE OR OTHER ACTION OF AMERICAN REBEL’S STOCKHOLDERS IS REQUIRED IN
CONNECTION WITH THIS INFORMATION STATEMENT.

AMERICAN REBEL IS NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND AMERICAN REBEL A PROXY.

American Rebel Holdings, Inc., a Nevada corporation (“American Rebel”) is furnishing this information statement (the “Information Statement”) to its stockholders in full satisfaction of any notice requirements American Rebel may have under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Nevada law (the “NRS”). No additional action will be undertaken by American Rebel with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the NRS, are afforded to American Rebel’s stockholders as a result of the adoption of the actions contemplated herein.

The Information Statement is being mailed on or about March 2, 2026 to the holders of record at the close of business on February 26, 2026 (the “Record Date”), of the Common Stock of American Rebel in connection with actions approved by written consent dated February 13, 2026 (the “Written Consent”) in lieu of a special meeting to effectuate the following: to (i) authorize up to a 1-for-250 reverse stock split of American Rebel’s Common Stock (the “Reverse Stock Split”), (ii) in connection therewith, approve an amendment to American Rebel’s Second Amended and Restated Articles of Incorporation to effectuate the Reverse Stock Split, and (iii) authorize any other action deemed necessary to effectuate the Reverse Stock Split, without further approval or authorization of American Rebel stockholders, at any time within 12 months of the approval of this action (the “Action”).

This Information Statement is being mailed on or about March 2, 2026 to American Rebel’s stockholders of record as of the Record Date.

The entire cost of furnishing this Information Statement will be borne by American Rebel. American Rebel will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of its Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

The corporate offices of American Rebel are located at 218 3rd Avenue North, #400, Nashville, Tennessee 37201, and American Rebel’s telephone number is (833) 267-3235.

Except as otherwise described herein, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Action, which is not shared by all other holders of American Rebel’s Common Stock.

Once American Rebel’s board of directors (the “Board”) decides to implement the Reverse Stock Split, it would become effective on the date of filing of a Certificate of Amendment to American Rebel’s Second Amended and Restated Articles of Incorporation with the office of the Secretary of State of the State of Nevada. Additionally, the Certificate of Amendment may not be filed until at least 20 calendar days after the mailing of this Information Statement.

The Amended Articles will be effective when filed with the Nevada Secretary of State. American Rebel will not make such filing until on or after March 22, 2026, a date that is 20 calendar days after this Information Statement is first sent to its stockholders.

Under the NRS, American Rebel stockholders are not entitled to dissenters’ rights with respect to the Action.

No security holders have transmitted any proposals to be acted upon by American Rebel.

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VOTE REQUIRED AND INFORMATION ON VOTING STOCKHOLDERS

American Rebel is not seeking consents, authorizations or proxies from you.

As of the date of the Written Consent, American Rebel had 10,634,069 shares of Common Stock issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share. On February 13, 2026, the following consenting Voting Stockholders owning a total of 509 shares of Common Stock and 123,412 shares of Series A Preferred, whereby each share is entitled to cast one thousand (1,000) votes for each share held of the Series A Preferred on all matters presented to the stockholders of American Rebel for stockholder vote, thereby allowing such Common Stock and Series A Preferred to cast votes totaling 123,412,509 shares of Common Stock, delivered the executed Written Consent authorizing the Action described herein. The consenting Voting Stockholders’ names, affiliation with American Rebel and holdings are as follows:

Name	Affiliation	Number of Voting Shares		% of Total Voting Shares(4)
Charles A. Ross, Jr.	Director, Chief Executive Officer, Treasurer	49,212,207	(1)	36.71%
Doug Grau	Former President	50,000,200	(2)	37.30%
Corey Lambrecht	Director, Chief Operating Officer, President	24,200,102	(3)	18.05%
Total		123,412,509		92.07%

(1)	Includes 49,212 shares of Series A Preferred with equivalent of 49,212,000 shares of Common Stock voting power and 207 shares of Common Stock beneficially owned by Mr. Ross.

(2)	Includes 50,000 shares of Series A Preferred with equivalent of 50,000,000 shares of Common Stock voting power and 200 shares of Common Stock beneficially owned by Mr. Grau.

(3)	Includes 24,200 shares of Series A Preferred with equivalent of 24,200,000 shares of Common Stock voting power and 102 shares of Common Stock beneficially owned by Mr. Lambrecht.

(4)	Percentage is based upon 10,634,069 shares of Common Stock authorized and outstanding and adjusted by the 123,412,000 votes attributable to the Series A Preferred, for a total of 134,046,069 total voting shares. Figures are rounded to the nearest hundredth of a percent.

Pursuant to American Rebel’s existing Bylaws and the NRS, the holders of the issued and outstanding shares of Common Stock, or Preferred Stock voting rights, representing a majority of voting power may approve and authorize the Action by written consent as if such Action was undertaken at a duly called and held meeting of stockholders. In order to significantly reduce the costs and management time involved in soliciting and obtaining proxies to approve the Action, and in order to effectuate the Action as early as possible, the Board elected to utilize, and did in fact obtain, the Written Consent of the Voting Stockholders. The Written Consent satisfies the stockholder approval requirement for the Action. Accordingly, under the NRS and the Bylaws, no other approval by the Board or stockholders of American Rebel is required in order to effectuate the Action.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of American Rebel’s Common Stock owned beneficially as of February 13, 2026, or exercisable within the next 60 days thereafter, by: (i) American Rebel’s directors; (ii) American Rebel’s named executive officers; and (iii) each person or group known by American Rebel to beneficially own more than 5% of American Rebel’s outstanding shares of Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table below have sole voting power and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Common Stock Outstanding(2)
Named Executive Officers:
Charles A. Ross, Jr., CEO, principal executive officer, Chairman, secretary and treasurer(3)	14,973,402	58.47%

Doug Grau, Former President, (4)	10,311,255	49.23%

Corey Lambrecht, COO, President and Director(5)	12,472,007	53.98%

Darin Fielding, interim principal financial officer and interim principal accounting officer	0	* %

Directors:
Larry Sinks, Director	102,195	0.95%

Michael Dean Smith, Director	119,715	1.11%

C. Stephen Cochennet, Director	119,715	1.11%

Officers and Directors as a group (6 Persons)	38,098,289	78.18%

* Less than 0.01%.

(1)	Unless otherwise noted above, the address of the persons and entities listed in the table is c/o American Rebel Holdings, Inc., 218 3rd Avenue North, #400, Nashville, Tennessee 37201.

(2)	Percentage is based upon 10,634,069 shares of Common Stock authorized and outstanding and adjusted as needed for derivative securities held by such stockholders. Figures are rounded to the nearest hundredth of a percent.

(3)	Includes (i) 29,212 shares of Series A Preferred Stock, which is currently convertible into 14,606,000 shares of Common Stock at the option of the holder, and (ii) 73,439 shares of Series D Convertible Preferred Stock, which is currently convertible into 367,195 shares of Common Stock at the option of the holder. Does not include an additional 20,000 shares of Series A Preferred stock, which are convertible, equally every year starting on January 1, 2027 and for one additional year, into shares of Common Stock at a rate of 500 to 1. Further, each share of Series A Preferred Stock is entitled to cast one thousand (1,000) votes for each share held of the Series A Preferred stock on all matters presented to the stockholders of the Company for a vote.

(4)	Includes (i) 20,000 shares of Series A Preferred Stock, which is currently convertible into 10,000,000 shares of Common Stock at the option of the holder, and (ii) 62,211 shares of Series D Convertible Preferred Stock, which is currently convertible into 311,055 shares of Common Stock at the option of the holder. Due to Mr. Grau’s resignation, does not include an additional 30,000 shares of Series A Preferred stock that were subject to vesting, which were convertible into shares of Common Stock at a rate of 500 to 1. Further, each share of Series A Preferred Stock is entitled to cast one thousand (1,000) votes for each share held of the Series A Preferred stock on all matters presented to the stockholders of the Company for a vote.

(5)	Includes (i) 24,250 shares of Series A Preferred Stock, which is currently convertible into 12,125,000 shares of Common Stock at the option of the holder, and (ii) 69,381 shares of Series D Convertible Preferred Stock, which is currently convertible into 346,905 shares of Common Stock at the option of the holder. Each share of Series A Preferred Stock is convertible into shares of Common Stock at a rate of 500 to 1. Further, each share of Series A Preferred Stock is entitled to cast one thousand (1,000) votes for each share held of the Series A Preferred stock on all matters presented to the stockholders of the Company for a vote.

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ACTION - APPROVAL OF REVERSE STOCK SPLIT

The Board recommended and the Voting Stockholders approved an amendment to American Rebel’s Articles of Incorporation to effectuate a Reverse Stock Split at an exchange ratio of up to 1-for-250 (or more plainly stated, up to every twenty-five existing shares would be exchanged for one new share) as the Board may determine.

The Reverse Stock Split will have no effect on the par value of American Rebel’s Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. The proposed form of amendment to American Rebel’s Articles of Incorporation to implement the Reverse Stock Split is attached to this Information Statement as Appendix A.

American Rebel’s Common Stock is currently quoted on the Nasdaq Capital Market under the symbol “AREB”.

The Board may elect not to implement the approved Reverse Stock Split at its sole discretion. The Board has the maximum flexibility to react to current market conditions and to therefore achieve the purposes of the Reverse Stock Split, if implemented, and to act in the best interests of American Rebel and its stockholders.

American Rebel’s Board intends to effectuate the Reverse Stock Split in order to maintain its listing on Nasdaq as described below or at any time within the following twelve months (the “Effective Time”).

Purpose of the Reverse Stock Split

The primary purpose of implementing the reverse stock split would be to raise the per share trading price of our common stock. Certain broker-dealers in the Company’s securities classify any security trading below $5.00 per share to be a “penny stock” and the Company has committed to do everything within its power to maintain a stock price above $5.00 and avoid being considered a “penny stock.”

An increase in the per share trading value of our common stock would be beneficial because it would:

●	improve the perception of our common stock as an investment security;
●	reset our stock price to more normalized trading levels in the face of potentially extended market dislocations;
●	assist with future potential capital raises;
●	avoid being considered or designated as a “penny stock”;
●	appeal to a broader range of investors to generate greater investor interest in us; and
●	reduce stockholder transaction costs because investors would pay lower commission to trade a fixed dollar amount of our stock if our stock price were higher than they would if our stock price were lower.

You should consider that, although our Board believes that a reverse stock split will in fact increase the trading price of our common stock, in many cases, because of variables outside of our control (such as market volatility, investor response to the news of a proposed reverse stock split and the general economic environment), the market price of our Common Stock may in fact decline in value after effecting the Reverse Stock Split. You should also keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our company. However, should the overall value of our Common Stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our Common Stock held by you will also proportionately decrease as a result of the overall decline in value.

Our common stock is currently listed on the Nasdaq Capital Market, which has as one of its continued listing requirements a minimum bid price of at least $1.00 per share. Recently our common stock has traded below $1.00 per share. As a result thereof, on February 4, 2026, the Company received a written notice (the “Notice”) from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Nasdaq staff (the “Staff”) determined that the Company’s common stock failed to maintain a minimum bid price of $1.00 per share for 30 consecutive business days, in violation of Nasdaq Listing Rule 5550(a)(2) (the “Rule”). As a result of non-compliance with the Rule, the Staff determined to delist the Company’s securities (common stock (“AREB”) and publicly traded warrants (“AREBW”)) from The Nasdaq Capital Market at the opening of business on February 13, 2026, unless the Company was to request an appeal of the determination by February 11, 2026. On February 11, 2026, the board of directors decided to request a hearing and appeal the Staff’s delisting determination. The filing of the hearing request resulted in a stay of any suspension or delisting action pending the conclusion of the hearing process.

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If the Company were to prevail with its appeal at the Nasdaq hearing, the reverse split may help to maintain the listing of our common stock on the Nasdaq Capital Market.

Reducing the number of outstanding shares of our common stock should, absent other factors, increase the per share market price of our common stock, although we cannot provide any assurance that we will be able to meet or maintain a bid price over the minimum bid price requirement for continued listing on the Nasdaq Capital Market or any other exchange.

Delisting from the Nasdaq Capital Market may adversely affect our ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade our securities and may negatively affect the value and liquidity of our common stock. Delisting also could have other negative results, including the potential loss of employee confidence, the loss of institutional investors or interest in business development opportunities.

If we are delisted from the Nasdaq Capital Market and we are not able to list our common stock on another exchange, our common stock could be quoted on the OTC Bulletin Board or in the “pink sheets.” As a result, we could face significant adverse consequences including, among others:

●	a limited availability of market quotations for our securities;
●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
●	a limited amount of news and little or no analyst coverage of our company;
●	we would no longer qualify for exemptions from state securities registration requirements, which may require us to comply with applicable state securities laws; and
●	a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3) or obtain additional financing in the future.

Effects of the Reverse Stock Split

Reduction of Shares Held by Individual Stockholders. After the Effective Date each Common Stockholder will own fewer shares of American Rebel’s Common Stock. However, the Reverse Stock Split will affect all of the Common Stockholders uniformly and will not affect any Common Stockholder’s percentage ownership interests in American Rebel, except to the extent that the Reverse Stock Split results in any of its stockholders owning a fractional share as described below. Any fractional share shall be rounded up to the nearest whole share. Further, at the option of the Board, on the Effective Date the Board may choose to implement a provision that provides any stockholder as of the Effective Date who owns at least 100 shares will not own less than 100 shares as a result of the Reverse Stock Split.

Change in Number and Exercise Price of Employee and Equity Awards. The Reverse Stock Split will reduce the number of shares of Common Stock available for issuance under American Rebel’s equity compensation arrangements in proportion to the split ratio. Under the terms of its outstanding equity and option awards, the Reverse Stock Split will cause a reduction in the number of shares of Common Stock issuable upon exercise or vesting of such awards in proportion to the split ratio of the Reverse Stock Split which is ultimately approved by the Board and will cause a proportionate increase in the exercise price of such awards to the extent they are stock options. The number of shares of Common Stock issuable upon exercise or vesting of stock option awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. Warrant and other convertible security holders, if any, will also see a similar reduction of the number of shares such instruments are convertible into stock option holders described above.

Authorized Shares of Common Stock. The Reverse Stock Split, if implemented, would not change the number of authorized shares of the Common Stock as designated by American Rebel’s Articles of Incorporation. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance under American Rebel’s authorized shares of Common Stock would increase.

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The additional shares of Common Stock that would become available for issuance if the Reverse Stock Split is implemented could also be used by American Rebel’s management to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. Although the proposed Reverse Stock Split has been prompted by business and financial considerations, stockholders nevertheless should be aware that this action could facilitate future efforts by American Rebel’s management to deter or prevent a change in control.

American Rebel has no current specific plans for the issuance of the Common Stock, which would become newly available as a result of the Reverse Stock Split. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of American Rebel’s Common Stock.

Other Effects on Outstanding Shares. If the Reverse Stock Split is implemented, the rights and preferences of the outstanding shares of the Common Stock would remain the same after the Reverse Stock Split. Each share of Common Stock issued pursuant to the Reverse Stock Split would be fully paid and non-assessable.

No Effect on Series A Preferred Stock Voting and Conversion. The voting and conversion rights attributed to the Series A Preferred shall remain unaffected by the Reverse Stock Split, if implemented, (each share of Series A Preferred shall continue to have 1,000:1 voting rights and 500:1 conversion rights).

No Effect on Series C and Series D Preferred Stock Conversion. The conversion rights attributed to the Series C and D Preferred shall remain unaffected by the Reverse Stock Split, if implemented, (each share of Series C and D Preferred shall continue to have 5:1 conversion rights).

Regulatory Effects. American Rebel’s Common Stock is currently registered under Section 12(b) of the Exchange Act, and is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act or American Rebel’s obligation to publicly file financial and other information with the SEC. If the Reverse Stock Split is implemented in order to maintain its Nasdaq listing, American Rebel’s Common Stock will continue to trade on the Nasdaq Capital Market.

In addition to the above, the Reverse Stock Split will have the following effects upon American Rebel’s Common Stock:

●	The number of shares owned by each holder of Common Stock will be reduced, however, at the option of the Board, on the Effective Date the Board may choose to implement a provision that provides that no current owner of 100 or more shares will be reduced to less than 100 shares;

●	The per share loss and net book value of American Rebel’s Common Stock will be increased because there will be a lesser number of shares of its Common Stock outstanding;

●	The par value of the Common Stock will remain $0.001 per share;

●	The stated capital on American Rebel’s balance sheet attributable to the Common Stock will be decreased and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased; and

●	All outstanding options, warrants, and convertible securities entitling the holders thereof to purchase shares of Common Stock, if any, will enable such holders to purchase, upon exercise thereof, fewer of the number of shares of Common Stock which such holders would have been able to purchase upon exercise thereof immediately preceding the Reverse Stock Split, at the same total price (but a higher per share price) required to be paid upon exercise thereof immediately preceding the Reverse Stock Split.

Shares of Common Stock after the Reverse Stock Split will be fully paid and non-assessable. The amendment will not change any of the other the terms of American Rebel’s Common Stock or Preferred Stock. The shares of Common Stock after the Reverse Stock Split will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of Common Stock prior to the Reverse Stock Split.

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Once American Rebel implements the Reverse Stock Split, the share certificates representing the shares will continue to be valid. In the future, new share certificates will be issued reflecting the Reverse Stock Split, but this in no way will affect the validity of your current share certificates. The Reverse Stock Split will occur without any further action on the part of American Rebel’s stockholders. After the Effective Date each share certificate representing the shares prior to the Reverse Stock Split will be deemed to represent a smaller number of shares than the number presently shown on the certificate.

The actual number of outstanding shares of American Rebel’s Common Stock after giving effect to the Reverse Stock Split, if and when effected will depend on the number of issued and outstanding shares at the time the Reverse Stock Split is effected and the Reverse Stock Split ratio that is ultimately determined by the Board. The table below shows the Reverse Stock Split ratio and the approximate number of authorized shares of Common Stock to be outstanding for various reverse split ratios:

Reverse Stock Split Ratio	Outstanding Shares Before Reverse Stock Split(1)	Outstanding Shares After Reverse Stock Split(2)
1-for-2	10,634,069	5,317,035
1-for-5	10,634,069	2,126,814
1-for-10	10,634,069	1,063,407
1-for-25	10,634,069	425,363
1-for-50	10,634,069	212,682
1-for-100	10,634,069	106,341
1-for-250	10,634,069	45,537

(1)	Does not account for the additional issuance of shares of Common Stock after the date hereof as the result of future financings, conversion of outstanding derivative securities or other issuances, which may be substantial.

(2)	Does not account for fractional share rounding or the potential qualification, to be determined by the Board in its sole discretion, that a stockholder who owns at least 100 shares will continue to own at least 100 shares. Such amount of shares would be material, for example, in the Company’s February 2026 1:20 reverse stock split, the Company issued 5,870,447 shares of common stock as a result of this rounding provision.

Certificates representing the shares after the Reverse Stock Split will be issued in due course as share certificates representing shares prior to the Reverse Stock Split are tendered for exchange or transfer to American Rebel’s transfer agent. American Rebel request that stockholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing new shares following the Reverse Stock Split that are issued in exchange for share certificates issued prior to the Reverse Stock Split representing old shares that are restricted shares will contain the same restrictive legend as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to the new shares after the Reverse Stock Split, the time period during which a stockholder has held their existing pre-Reverse Stock Split old shares will be included in the total holding period.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split will become effective upon the filing of the amendment to the Articles of Incorporation with the Nevada Secretary of State. The timing of the filing of the amendment that will effectuate the Reverse Stock Split will be determined by the Board, at any time within 12 months, based on its evaluation as to when such action will be the most advantageous to American Rebel and its stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment, the Board, in its sole discretion, determines that it is no longer in American Rebel’s best interest and the best interests of its stockholders to proceed with the Reverse Stock Split. If the amendment effectuating the Reverse Stock Split has not been filed with the Secretary of State of the State of Nevada by the close of twelve months from the Record Date, the Board will abandon the Reverse Stock Split.

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After the filing of the amendment, American Rebel’s Common Stock will have a new CUSIP number, which is a number used to identify its equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

As soon as practicable after the Reverse Stock Split American Rebel’s transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates for record holders (i.e., stockholders who hold their shares directly in their own name and not through a broker). Record holders of pre-Reverse Stock Split shares will be asked to surrender to the transfer agent certificates representing pre-Reverse Stock Split shares in exchange for a book entry with the transfer agent or certificates representing post-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by American Rebel. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

For street name holders of pre-Reverse Stock Split shares (i.e., stockholders who hold their shares through a broker), your broker will make the appropriate adjustment to the number of shares held in your account following the Effective Date.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No service charges, brokerage commissions or transfer taxes will be payable by any stockholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (1) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to American Rebel’s satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will receive a number of shares rounded up to the nearest whole share.

Accounting Matters

The par value per share of American Rebel’s Common Stock will remain unchanged at $0.001 per share after the Reverse Stock Split. As a result, on the Effective Date, the stated capital on American Rebel’s consolidated balance sheet attributable to Common Stock will be reduced and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. American Rebel does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain Federal Income Tax Consequences

Each stockholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your own particular situation.

The following is a summary of important tax considerations of the Reverse Stock Split. It addresses only stockholders who hold the pre-Reverse Stock Split shares and post-Reverse Stock Split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-Reverse Stock Split shares as part of a straddle, hedge, or conversion transaction, stockholders who hold the pre-Reverse Stock Split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”), stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, American Rebel has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Stock Split.

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The Reverse Stock Split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the Reverse Stock Split qualifies as reorganization, a stockholder generally will not recognize gain or loss on the Reverse Stock Split. The aggregate tax basis of the post-Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-Reverse Stock Split shares received will include the holding period of the pre-Reverse Stock Split shares exchanged.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

To ensure compliance with Treasury Department Circular 230, each holder of Common Stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this information statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Code; (b) any such discussion has been included by American Rebel in furtherance of the Reverse Stock Split on the terms described herein and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

No Appraisal Rights

Under NRS, stockholders are not entitled to appraisal rights with respect to the proposed amendment to the Articles of Incorporation to effectuate the Reverse Stock Split.

Anti-Takeover Effects of the Reverse Stock Split

The overall effect of the Reverse Stock Split may be to render more difficult the accomplishment of mergers or the assumption of control by a principal stockholder and thus make the removal of management more difficult.

The effective increase in American Rebel’s authorized and unissued shares as a result of the Reverse Stock Split could potentially be used by the Board to thwart a takeover attempt. The over-all effects of this might be to discourage, or make it more difficult to engage in, a merger, tender offer or proxy contest, or the acquisition or assumption of control by a holder of a large block of American Rebel’s securities and the removal of incumbent management. The Reverse Stock Split could make the accomplishment of a merger or similar transaction more difficult, even if it is beneficial to stockholders. The Board might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders that would provide an above-market premium, by issuing additional shares to frustrate the takeover effort.

This Reverse Stock Split is not the result of management’s knowledge of an effort to accumulate American Rebel’s securities or to obtain control of American Rebel by means of a merger, tender offer, solicitation or otherwise.

Additionally, the Reverse Stock Split is not being conducted in an effort to take American Rebel private.

The form of amendment to Article VI of the Second Amended and Restated Articles of Incorporation is attached as Appendix A to this information statement.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the reporting requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K with the SEC. You can read the Company’s SEC filings, including this information statement, over the Internet at the SEC’s website at www.sec.gov or the Company’s website at www.americanrebel.com. The Company’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this information statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies to deliver a single copy of an Information Statement to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Information Statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Information Statement, either now or in the future, please contact us by mailing 218 3rd Avenue, #400, Nashville, Tennessee 37201, Attention: Compliance Department or calling American Rebel’s main telephone number at (833) 267-3235. In addition, stockholders at a shared address who receive multiple copies of the Information Statement may request to receive a single copy of the Information Statement and similar documents in the future in the same manner as described above.

CONCLUSION

As a matter of regulatory compliance, the Company is sending you this Information Statement that describes the purpose and effect of the actions adopted by the Majority Stockholders. Your consent to the approval of the actions is not required and is not being solicited in connection herewith. This Information Statement is intended to provide the Company’s stockholders information required by the rules and regulations of the Exchange Act.

AMERICAN REBEL IS NOT ASKING YOU FOR A PROXY AND YOU ARE NOT

REQUESTED TO SEND AMERICAN REBEL A PROXY

By Order of the Board of Directors:
Yours truly,

/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr., Chairman

Nashville, Tennessee
March 2, 2026

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APPENDIX A – Amendment to Articles for Reverse Stock Split

Article VI – Capital Stock shall be amended to add the following section:

Section 7. Seventh Reverse Stock Split. Effective upon the filing of this Certificate of Amendment of Articles of Incorporation with the Secretary of State of the State of Nevada (the “Seventh Effective Time”), the shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Seventh Effective Time (the “Seventh Old Common Stock”), will be automatically reclassified as and combined into shares of Common Stock (the “Seventh New Common Stock”) such that each _____ shares of Seventh Old Common Stock shall be reclassified as and combined into one share of Seventh New Common Stock. Notwithstanding the previous sentence, no fractional shares of Seventh New Common Stock shall be issued to the holders of record of Seventh Old Common Stock in connection with the foregoing reclassification of shares of Seventh Old Common Stock. Stockholders who, immediately prior to the Seventh Effective Time, own a number of shares of Seventh Old Common Stock, which is not evenly divisible by 100 shall, with respect to such fractional interest, be entitled to receive one (1) whole share of Common Stock in lieu of a fraction of a share of Seventh New Common Stock. Each stock certificate that, immediately prior to the Seventh Effective Time represented shares of Seventh Old Common Stock shall, from and after the Seventh Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Seventh New Common Stock into which the shares of Seventh Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each holder of record of a certificate that represented shares of Seventh Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of Seventh New Common Stock into which the shares of Seventh Old Common Stock represented by such certificate shall have been reclassified as set forth above. [OPTIONAL PROVISION TO BE DETERMINED BY BOARD IN ITS SOLE DISCRETION - In conjunction with the Seventh Reverse Stock Split, no stockholder holding at least a round lot (100 shares) prior to the Seventh Reverse Stock Split shall have less than one round lot (100 shares) after the Seventh Reverse Stock Split.]

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